FAX (403) 262-2790
1200, 530 – 8TH AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TELEPHONE (403) 262-2799

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Triangle Petroleum Corporation and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and the related prospectus of information contained in our report setting forth the estimate of reserves and future revenue from the oil and gas reserves of Triangle Petroleum Corporation as of January 31, 2008. We further consent to the reference to this firm in such Registration Statement and the related prospectus under the heading “Experts.”

Yours very truly,

/s/ RYDER SCOTT COMPANY - CANADA

RYDER SCOTT COMPANY-CANADA

Calgary, Alberta, Canada
June 27, 2008

1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	Telephone (713) 651-9191	Fax (713) 651-0849
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